Exhibit 10.1

CERTAIN INFORMATION IN THIS DOCUMENT, MARKED BY [***], HAS BEEN EXCLUDED PURSUANT TO REGULATION S-K, ITEM 601(b)(10)(iv). SUCH EXCLUDED INFORMATION IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

EXCLUSIVE OPTION AND ASSET PURCHASE AGREEMENT

This Exclusive Option and Asset Purchase Agreement (the “Agreement”) and is made and effective as of January 1, 2024 (the “Effective Date”) between:

Enteris Biopharma, Inc., a Delaware corporation with its principal place of business at 83 Fulton Street, Boonton, NJ 07005 (“Enteris”) and SWK Holdings Corporation, a Delaware corporation with its principal place of business at 14755 Preston Road, Ste 105, Dallas, TX 75254 (“SWK”) (collectively “Collaboration Partner”), and

AptarGroup, Inc., a Delaware corporation with its principal place of business at 265 Exchange Drive, Suite 100, Crystal Lake, Illinois 60014, for itself and on behalf of its Affiliates (“Aptar”).

Enteris and Aptar are also referred to each as a “Party”, and, collectively as the “Parties”.

RECITALS

WHEREAS, the Parties entered into a Collaboration Agreement effective as of April 21, 2023 (the “Collaboration Agreement”), which will be referenced in this Agreement;

WHEREAS, the Parties now wish to establish an exclusive option and asset purchase agreement, enabling Aptar to acquire specific assets of Enteris related to Enteris’s business of providing contract manufacturing, formulation, and development services to third parties (the “Business”) in accordance with the terms and conditions set forth in this Agreement;

NOW, THEREFORE, in consideration of the promises and agreements contained herein, the Parties agree as follows:

1.	CONTINUATION OF OBLIGATIONS

1.1.	Unless otherwise specifically agreed herein, the Parties agree to continue to perform the obligations pursuant to the Collaboration Agreement in accordance with its terms and conditions, as amended.

2.	OPTION TO PURCHASE.

2.1.	Grant of Option. Enteris hereby grants Aptar an exclusive option (the “Option”) to purchase, as a going concern, all of the right, title, and interest in and to all of the Assets (as defined in Section 2.3) owned by Enteris or to which it is entitled and belonging to or used or intended to be used in the Business, of every kind and description and wherever located, as of and with effect from the Closing Date (as defined in Section 2.5 below), upon the terms and conditions set forth in this Agreement. The term of the Option shall commence on the Effective Date and shall expire upon the earlier of: (i) the second (2) anniversary of the Effective Date; or (ii) the closing of the exercise of Aptar’s Option hereunder in accordance with Section 3 (the “Closing”); or (iii) the valid termination of this Agreement pursuant to Section 7. The Assets shall be conveyed free and clear of all liabilities, obligations, liens, claims, and encumbrances, except only those liabilities and obligations that are to be assumed by Aptar as expressly provided in Section 2.4 below. From and after the Closing Date, the Collaboration Partner will have no further right to use, market, or otherwise transfer the Assets. All of Enteris’ claims and rights under all existing agreements attached to the Assets shall be assigned to Aptar as of the Closing Date, and where necessary to permit such assignment, Enteris shall use its best efforts to obtain the written consent of the other parties to such agreements to the assignments thereof to Aptar.

2.2.	Option Payments

2.2.1.	Exclusivity Fee. [***].

2.2.2.	Guaranteed Revenue Payments.

2.2.2.1.	[***].

2.2.2.2.	[***].

2.2.2.3.	Within [***] days of the end of the 2024 and 2025 calendar years, Enteris will deliver to Aptar a statement setting forth the aggregate revenue received by Enteris arising from such Joint Opportunities during the calendar year, and, if applicable, the amount of any Overpayment for such calendar year. Enteris shall repay the amount of the Overpayment within [***] business days of receiving the statement described in this Section 2.2.2.3 by wire transfer of immediately available funds to the account directed by Aptar.

2.3.	The Assets. [***]:

2.3.1.	[***];

2.3.2.	[***];

2.3.3.	[***];

2.3.4.	[***];

2.3.5.	[***];

2.3.6.	[***];

2.3.7.	[***];

2.3.8.	[***];

2.3.9.	[***];

2.3.10.	[***];

2.3.11.	[***];

2.3.12.	[***].

2

2.4.	Excluded Assets. [***]:

2.4.1.	[***];

2.4.2.	[***];

2.4.3.	[***];

2.4.4.	[***];

2.4.5.	[***];

2.4.6.	[***]

2.4.7.	[***].

2.5.	Liabilities.

2.5.1.	Assumed Liabilities. [***].

2.5.2.	Excluded Liabilities. [***].

2.6.	Exercise of the Option.

2.6.1.	The Option may be exercised by Aptar, in its sole discretion, by delivering written notice (the “Option Notice”) to Enteris at any time prior to the expiration of the Option Term. Such Option Notice shall specify the proposed time and date of the Closing and shall specify the reasonable due diligence materials and information (the “Due Diligence Information”) to be furnished to Aptar to complete its due diligence investigation in connection with its purchase of the Assets from Enteris at the Closing. Enteris shall promptly prepare and provide to Aptar all Due Diligence Information reasonably requested and, if applicable, the disclosure schedule to this Agreement (as updated to the Closing) within [***] days after Enteris’ receipt of the Option Notice. Aptar shall approve or disapprove all of the Due Diligence Information and the disclosure schedule within [***] days after receipt thereof (the “Due Diligence Period”) and, provided Aptar shall have approved the same, the Closing shall occur on the first business date following the expiration of the Due Diligence Period (the “Closing Date”).

3

2.6.2.	In the event a Closing does not occur, for any reason, within [***] from the date of Aptar’s delivery of an Option Notice to Enteris, this Agreement shall continue in full force and effect until the earlier of: (i) a successful Closing pursuant to Aptar’s delivery of an Option Notice to Enteris; (ii) valid termination of this Agreement pursuant to Section 7 or (iii) the expiration of the Option Term.

2.7.	Tax Covenants. Enteris agrees as follows:

2.7.1.	For the purposes hereof, (i) “Post-Closing Tax Period” means any taxable period beginning on or after the Closing Date and, with respect to any taxable period beginning before and ending on or after the Closing Date (a “Straddle Period”), the portion of such Straddle Period beginning on the Closing Date; and (ii) “Pre-Closing Tax Period” means any taxable period ending before the Closing Date and, with respect to any Straddle Period, the portion of such Straddle Period ending on and including the day before the Closing Date.
2.7.2.	All transfer, documentary, use, stamp, registration, value added, and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement and the other Transaction Documents will be borne and paid by Aptar when due. SWK will, at its own expense, timely file any Tax Return or other document with respect to such Taxes or fees. All personal property Taxes and similar ad valorem obligations levied with respect to the Assets (“Property Taxes”) for any Straddle Period will be apportioned between Enteris and Aptar based on the proportionate number of days in such Straddle Period included in the Pre-Closing Tax Period (the “Pre-Closing Straddle Period”), and the proportionate number of days of such Straddle Period included in the Post-Closing Tax Period (the “Post-Closing Straddle Period”). Enteris will be liable for the amount of such Taxes that is apportioned to the Pre-Closing Straddle Period, and Aptar will be liable for the amount of such Taxes that is apportioned to the Post-Closing Straddle Period. If bills for any Property Taxes with respect to a Straddle Period have not been issued as of the Closing Date, and if the amount of such Property Taxes is not then known, the apportionment of such Property Taxes will be estimated at Closing on the basis of the prior taxable period’s Property Tax amount. After Closing, upon receipt of bills for Property Taxes with respect to a Straddle Period, adjustments to the apportionment will be made by the parties, so that if (i) Enteris was apportioned more than its proper share of a Straddle Period Property Tax at the Closing, Aptar will promptly reimburse Enteris for the excess amount paid, or (ii) if Enteris was apportioned less than its proper share of a Straddle Period Property Tax at the Closing, Enteris shall pay to Aptar the amount of any such underpayment.
2.7.3.	Any Tax refunds and interest thereon that are received by Aptar or its affiliates, and any amounts credited against Tax to which Aptar, or its affiliates become entitled, that relate to a Pre-Closing Tax Period shall be for the account of Enteris, and Aptar shall pay over to Enteris any such refund and interest or the amount of any such credit within [***] after receipt or entitlement thereto.
4

2.7.4.	Each of the parties agrees that the Purchase Price and the Assumed Liabilities (plus other items required to be allocated under the Code) will be allocated among the Assets for U.S. federal income tax purposes (and state and local tax purposes, as applicable) and in accordance with Section 1060 of the Internal Revenue Code of 1986, as amended.
2.7.5.	Withholding tax. Aptar shall be entitled to deduct and withhold from the Purchase Price all taxes that Aptar is required to deduct and withhold with respect to the making of such payments under any provision of tax law. All such deducted or withheld amounts that are paid over the appropriate taxing authority shall be treated as delivered to Collaboration Partner hereunder.
2.8.	Transition Services. Prior to the Closing, the Parties shall identify and agree which commercial contracts or unfilled orders by Enteris shall continue to be performed per contractual commitments of Enteris, to the extent exclusively related to any purchased Asset. The Parties shall negotiate a transition service agreements upon terms mutually agreeable to the Parties under which Aptar would act as a sub-contractor to Collaboration Partner for the contracted services or otherwise assume its obligations under such commitments (the “Transition Service Agreement”), to the extent exclusively related to any purchased Assets. In cases where the contract has been assigned to Aptar, Aptar agrees to pay SWK a commission on fees received for its services under such contractual commitments commensurate with the fee structure set forth in the Collaboration Agreement.

3.	SALE AND PURCHASE OF ASSETS.
3.1.	Purchase Price. [***].

4.	CONFIDENTIAL INFORMATION

4.1.	Non-Disclosure. The Parties agree that the confidentiality terms as set forth in the Collaboration Agreement shall be fully adhered to and shall govern the Parties’ actions under this Agreement. The Parties commit to uphold all confidentiality obligations as specified in the Collaboration Agreement, ensuring that all confidential information exchanged or accessed in the course of this Agreement is protected and used solely for the purposes permitted under the Collaboration Agreement.

5.	REPRESENTATIONS AND WARRANTIES.

5.1.	Collaboration Partner Representations and Warranties. Enteris makes the following representations and warranties and agrees the same shall be true and correct in all material respects as of the Closing:

5.1.1.	For avoidance of doubt, Collaboration Partner agrees to prioritize Aptar’s business described in the Collaboration Agreement.

5

5.1.2.	[***]

5.1.3.	The execution of this Agreement and the consummation of the transaction contemplated herein does not conflict with or violate any provisions of or create a breach of any agreement to which Collaboration Partner is a party.

5.1.4.	Enteris has, and will deliver to Aptar at Closing, good and marketable title to all Assets to be transferred pursuant to this Agreement, free and clear of and from any claims, liens, encumbrances, security interest, or liabilities, including, with respect to the leases of Facility and to the extent required by the terms thereof, a landlord consent in form and substance reasonably satisfactory to Aptar duly executed by Landlord.

5.1.5.	SWK hereby agrees to utilize all reasonable efforts to ensure that Enteris’ operations are operated in a manner intended to preserved in all material respects at least their current status including by using reasonable efforts to maintain all essential company equipment in all material respects in a state that meets or exceeds its present functional and serviceable condition (subject to normal wear and tear), ensuring essential personnel are in place (including by replacing any vacancies as they occur in the ordinary course of business), maintain the quality of services that Enteris provides in a manner at least commensurate with existing service levels, secure comprehensive insurance coverage in line with industry practices to mitigate against potential risks, and adhere strictly in all material respects to all pertinent laws and regulations overseeing the operations of the Business. Furthermore, should there arise any circumstances that could potentially impact the viability or operational integrity of Enteris, SWK is obligated to promptly notify Aptar. This notification must include a detailed account of the issue(s) observed, the expected impact on the company’s viability, and the proposed or already initiated corrective measures to address the concern. SWK hereby agrees to provide sufficient financial support to Enteris, during the Option Period, so as to enable Enteris to both meet their liabilities and carry on their business without significant curtailment of operations.
6

5.1.6.	Enteris has delivered to Aptar an unaudited Balance Sheet of the business of Enteris for which the Assets are primarily used as of December 31,2023 (“Balance Sheet”)] and audited consolidated financial statements of SWK as of December 31, 2022, including the notes thereto (“Audited Financial Statements”) (the Balance Sheet and the Audited Financial Statements are sometimes referred to collectively as the “Business Financial Statements”). The Balance Sheet and the Audited Financial Statements fairly present the financial condition of the Business as of the respective dates indicated therein and have been prepared in accordance with GAAP throughout the periods involved (except as disclosed in the notes thereto.)
5.1.7.	Except as may be expressly contemplated in this Agreement, there has not been any material adverse change in the Business and such Business has been conducted in the ordinary course of business consistent with past practices.
5.1.8.	Enteris paid or adequately provided for any and all taxes, licenses, or other charges levied, assessed, imposed, or accrued upon any of the property of Enteris or in connection with the Business as of the date of this Agreement (including, without limitation, personal property tax, sales and use tax, and any income taxes).
5.1.9.	There is no claim, action, suit, proceeding, or investigation pending or, to the knowledge of Enteris, threatened, against or involving Enteris or one or more of its subsidiaries which questions the validity of this Agreement or seeks to prohibit or enjoin or otherwise challenge the transactions contemplated, and, to the knowledge of Enteris, there is no basis for any such claim, action, suit, proceeding, or governmental investigation.
5.1.10.	All tangible Assets being sold herein by Enteris are and will be adequately insured against fire or other casualty up to the Closing Date and valid policies therefore are and will be outstanding and duly in force and the premiums thereon will be paid until the Closing Date.
5.1.11.	Prior to the Closing, Enteris shall use commercially efforts deliver to Aptar true and correct copies of all equipment warranties, which are in the possession of Enteris, of manufacturers and/or vendors affecting improvements and equipment or affecting any of the Assets being sold hereunder and/or used in connection with Enteris’ business.
5.1.12.	In the event any material adverse changes in the Business occur prior to the Closing Date as to any information, documents, schedules, or exhibits contained or referred to in this Agreement, Enteris will promptly disclose the same to Aptar when first known to Enteris.
5.1.13.	All of the material tangible Assets to be sold or the use thereof to be transferred to Aptar is now, and at the Closing will be, in good operating condition, in a good condition of maintenance and repair, and between the date hereof and the Closing Date, Enteris will maintain such material tangible Assets in all material respects accordance with good maintenance practice (based on applicable industry standards).

7

5.1.14.	No representation, warranty, or statement of Enteris omits or will omit to state any material facts necessary to make each such representation, warranty, or statement in this Agreement accurate in all material respects.
5.1.15.	[***].

5.2.	Aptar’s Representations and Warranties.

5.2.1.	The execution of this Agreement and the consummation of the transaction contemplated herein does not conflict with or violate any provisions of the Articles of Organization or Operating Agreement of Aptar, or any other agreement to which Aptar is a party.

5.2.2.	No representation, warranty, or statement of Aptar omits or will omit to state any material facts necessary to make each such representation, warranty, or statement in this Agreement accurate in all material respects.

5.2.3.	As of the Closing Date, Aptar will have conducted its own independent investigation, review and analysis of the Assets and the Assumed Liabilities and has made all inspections and investigations of the personnel, properties, assets, premises, books and records, and other documents and data of Enteris as deemed necessary or desirable by Aptar for such purpose. Aptar acknowledges that none of Collaboration Partner, its affiliates or representatives is making, and Aptar is not relying on, any statement, representation or warranty, oral or written, express or implied, regarding the Business or any Assets or the Assumed Liabilities, except as expressly set forth in Section 5.1, and all other representations and warranties of any kind or nature are specifically disclaimed.

6.	OBLIGATIONS OF THE PARTIES AFTER CLOSING.

6.1.	Indemnification by Collaboration Partner.

6.1.1.	Collaboration Partner shall indemnify and hold harmless Aptar and its officers, directors, employees, attorneys, representatives, successors, and assigns against any and all claims, actions, suits, or other proceedings and any and all losses, costs, expenses, liabilities, fines, penalties, interest, and damages, including but not limited to reasonable attorneys’ and accountants’ fees and expenses and all other reasonable costs and expenses of investigation, defense, or settlement of claims and amounts paid in settlement, except for special or consequential damages, such as lost profits, lost earnings, or damages based on any multiple of revenue or earnings or other similar losses or damages.

6.1.1.1.	the breach of any of the representations or warranties made by Enteris in this Agreement (subject to Section 6.6);

8

6.1.1.2.	the breach or the failure of performance by Enteris of any of the covenants that they are to perform hereunder;

6.1.1.3.	the payment of any taxes (including interest and penalties) of any kind or nature imposed, whether before or after the Closing, by any government or subdivision thereof upon the business, assets, or employees of Enteris or otherwise resulting from or relating to the respective businesses or operations of Enteris prior to the Closing or any of its properties or assets as they existed as of or any time prior to the Closing;

6.1.1.4.	the existence prior to the Closing of hazardous materials upon, about, or beneath any real property owned, leased, or operated by Enteris on or before the Closing or migrating or threatening to migrate from such real property, or the existence of a violation of environmental law pertaining to such real property, regardless of whether the existence of such hazardous materials or the violation of environmental law arose prior to the present ownership or operation of such real property by Enteris or was disclosed to Aptar by Enteris or the Members;

6.1.1.5.	all debts, obligations, and liabilities of Enteris arising out of, resulting from, or in any manner relating to severance benefits, if any, in connection with the employment or service of any Continuing Employee with Enteris prior to the Closing;

6.1.1.6.	the death of or injury to any person or damage to property that occurred prior to the Closing and arose out of or in connection with the business or operations of Enteris (whether asserted, discovered, or established before or after the Closing), and whether or not it is the subject matter of a claim or action disclosed pursuant to this Agreement; and

6.1.1.7.	all employment-related claims and causes of action, including, without limitation, and all other claims and causes of action that have arisen or arise out of or in connection with the operations of the businesses of Enteris conducted prior to the Closing (whether asserted, discovered, or established before or after the Closing); or

6.1.1.8.	any other Excluded Liability.

6.1.1.9.	Damages recoverable hereunder shall exclude any payment amount which Aptar shall have received under any insurance policy with respect thereto.

6.2.	Indemnification by Aptar. Aptar shall indemnify and hold harmless Enteris, and Enteris’ officers, directors, employees, attorneys, representatives, successors, and assigns in respect of any and all Damages incurred by, imposed on, or borne by Enteris arising out of, resulting from, or in any manner relating to:

9

6.2.1.	the breach of any of the representations or warranties made by Aptar in this Agreement (subject to Section 6.6)

6.2.2.	the breach or the failure of performance by Aptar of any of the covenants that it is to perform hereunder; or

6.2.3.	any Assumed Liability or the operation of the Business by Aptar from and after the Closing Date.

6.3.	Indemnification Procedure of Claims. Whenever any claim shall arise for indemnification hereunder, the Party entitled to indemnification (the “indemnified Party”) shall promptly notify the other Party or parties (collectively, the “indemnifying Party”) of the claim and, when known, the facts constituting the basis for such claim; provided, that the indemnified Party’s failure to give such notice shall not affect any rights or remedies of an indemnified Party hereunder with respect to indemnification for Damages except to the extent that the indemnifying Party is materially prejudiced thereby. In the event of any claim for indemnification hereunder resulting from or in connection with any claim or legal proceedings by a third Party, the notice to the indemnifying Party shall specify, if known, the amount or an estimate of the amount of the liability arising therefrom. The indemnifying Party shall not settle or compromise any claim by a third Party for which it is entitled to indemnification hereunder, without the prior written consent of the indemnified Party (which shall not be unreasonably withheld) unless suit shall have been instituted solely against the indemnifying Party.

6.4.	Defense by Indemnifying Party. In connection with any claim giving rise to indemnity hereunder or resulting from or arising out of any claim or legal proceeding by a person who is not a Party to this Agreement, the indemnifying Party at its sole cost and expense may, upon written notice to the indemnified Party, assume the defense of any such claim or legal proceeding if it acknowledges to the indemnified Party in writing its obligations to indemnify the indemnified Party with respect to all elements of such claim, and thereafter diligently conducts the defense thereof with counsel reasonably acceptable to the indemnified Party. The indemnified Party shall be entitled to participate in (but not control) the defense of any such action, with its counsel and at its own expense. If the indemnifying Party does not assume or fails to conduct in a diligent manner the defense of any such claim or litigation resulting therefrom, (i) the indemnified Party may defend against such claim or litigation, in such manner as it may deem appropriate, including, without limitation, settling such claim or litigation, after giving notice of the same to the indemnifying Party, on such terms as the indemnified Party may deem appropriate (provided that the indemnifying Party shall not be liable for any settlement not consented to by the indemnifying Party, such consent not to be unreasonably withheld, conditioned or delayed), and (ii) the indemnifying Party shall be entitled to participate in (but not control) the defense of such action, with its counsel and it its own expense. Each Party agrees to cooperate fully with the other, such cooperation to include, without limitation, attendance at depositions and the provision of relevant documents as may be reasonably requested by the indemnifying Party; provided, that the indemnifying Party will hold the indemnified Party harmless from all of its expenses, including reasonable attorneys’ fees, incurred in connection with such cooperation by the indemnified Party.

10

6.5.	Manner of Indemnification. All indemnification hereunder shall be effected by payment of cash or delivery of a certified or official bank check or by wire transfer of immediately available funds to the indemnified Party, or on behalf of such indemnified Party to such third Party as the indemnified Party may direct

6.6.	Survival of Representations and Warranties. All representations and warranties made by the Parties herein or in any instrument or document furnished in connection herewith shall survive the Closing and (a) the representations and warranties set forth in the Collaboration Agreement will continue in full force and effect in accordance with the terms thereof and (b) all other representations and warranties set forth herein, including in Section 5, or in any instrument or document furnished in connection herewith will expire on the second (2nd) year anniversary of the Closing. Each Party hereto may rely on the representations and warranties expressly set forth in this Agreement made by the other parties hereto notwithstanding any investigation of the facts constituting the basis of the representations and warranties of any Party by any other Party hereto.

6.7.	Payment of Creditors. Enteris will pay all debts and obligations of Enteris in existence on the Closing in full on or before the due date thereof.

6.8.	Employee Retention Payment. [***].

6.9.	Governance. [***].

7.	TERMINATION.

7.1.	Termination. This Agreement may be terminated, and the transactions contemplated herein may be abandoned at any time prior to the Closing:

7.1.1.	by mutual written consent of Aptar and Enteris; or

7.1.2.	by either Party upon a Material Breach by the other Party of the Collaboration Agreement. “Material Breach” is defined as a significant violation of the Collaboration Agreement by one Party, constituting a breach of such severity that it undermines the essence of the agreement and justifies termination by the aggrieved Party; or

7.1.3.	by either Party upon a Material Breach by the other Party of the Option Agreement.
7.2.	Effect of Termination. Upon termination of this Agreement, it immediately becomes null and void, except for obligations outlined in Section 7, and all parties will bear their own costs; except that Sections 2.2, 3, and 7 will survive any such termination and continue to be enforceable. Termination does not absolve any party from liabilities arising from breaches of this Agreement. In the event of a Material Breach of Sections 5.1.2 or 5.1.5 of this Agreement, Aptar is entitled to a refund of the Option Fees and any Semi-Annual Guaranteed Payments actually paid pursuant to Section 2. Other breaches will result in damages claim, assessed in accordance with applicable law, including according to the breach’s severity. Notwithstanding the termination of this Agreement, all active service contracts under the Collaboration Agreement must be completed as agreed unless otherwise provided for in the Collaboration Agreement or the terms of such contracts.
11

8.	GENERAL PROVISIONS.

8.1.	Joint and Several Liability. Enteris and SWK agree that they are each jointly and severally liable to Aptar for the performance of all obligations and prompt payment of all liabilities under the Agreement. Enteris and SWK each agree that these obligations and payments shall not be discharged until full performance of such obligations and payment of such liabilities are made. The obligations and liabilities shall survive any filing for bankruptcy, assignment for the benefit of creditors, or appointment of a receiver, administrative receiver or officer over any of its assets, or cessation of conducting business (without a successor) or an equivalent act to any of the above under the laws of the jurisdiction.

8.2.	Independent Contractors. The Parties are independent contractors for all purposes and at all times. Neither Party nor any of its employees will be agents, employees, or representatives of the other Party. All matters of compensation and benefits and terms of employment for each Party’s employees will be solely a matter between that Party and its employees. Nothing contained herein will be deemed or construed to create between the Parties a partnership or joint venture or employment relationship. No Party will have the authority to act on behalf of any other Party, or to commit, bind or contract the other Party in any manner or cause whatsoever or to make any representations, guarantees, or warranties on behalf of the other Party or to use any other Party’s name in any way not expressly authorized by this Agreement or expressly consented to in writing signed by the Parties. No Party will be liable for any act, omission, representation, obligation or debt of the other Party, even if informed of such act, omission, representation, obligation or debt unless expressly authorized by this Agreement or expressly consented to in writing signed by the Parties.

8.3.	Insurance. For the duration of this Agreement and for a period of three (3) years thereafter, Enteris and SWK shall, at their own cost and expense, obtain and maintain in full force and effect hereof, with reputable insurers, insurance with coverages and limits appropriate for its obligations to be performed hereunder. In addition, Enteris shall obtain insurance for the Assets in an amount equal to at least the replacement value of the Assets and to compensate for any loss due to Assets. Each Party shall furnish the other Party with certificates evidencing such insurance upon request. Enteris shall also ensure that its approved subcontractors, if any, also maintain adequate insurance having regard to the obligations under this Agreement. Enteris and SWK shall do nothing to invalidate any insurance policy or to prejudice Aptar’s entitlement under it and shall notify Aptar if any policy is (or will be) cancelled or its terms are (or will be) subject to any material change. Enteris’ and SWK’s liabilities under this Agreement shall not be deemed to be released or limited by Enteris and/or SWK taking out the insurance policies referred to in this Agreement. All coverage must be provided by insurance companies that are financially sound with a rating of A or higher by A.M. Best. Umbrella Liability Insurance may be purchased and maintained by Enteris and SWK in order to satisfy the limits of liability required under this Agreement.

12

8.4.	Assignment. Neither Party may assign any of its rights or obligations hereunder, whether by operation of law or otherwise, without the prior written consent of the other Party, not to be unreasonably denied, delayed, or conditioned. Notwithstanding the foregoing, Aptar may assign this Agreement in its entirety, without consent of the other Party, to an Affiliate. Any attempt by a Party to assign its rights or obligations under this Agreement in breach of this Section will be void and of no effect. Subject to the foregoing, this Agreement will bind and inure to the benefit of the Parties, their respective successors and permitted assigns.

8.5.	No Election of Remedies. Except as expressly set forth in this Agreement, the exercise by either Party of any of its remedies under this Agreement will not be deemed an election of remedies and will be without prejudice to its other remedies under this Agreement or available at law or in equity or otherwise.

8.6.	Severability. If any provision of this Agreement will be deemed invalid or unenforceable by a court or agency of competent jurisdiction, the remaining provisions of the Agreement will remain in full force and effect, and the provision affected will be construed so as to be enforceable to the maximum extent permissible by law.

8.7.	Entire Agreement. This Agreement constitutes the complete and exclusive agreement between the Parties with respect to the subject matter hereof and supersedes all prior understandings and agreements, whether written or oral, with respect to the subject matter hereof. Any modification, waiver, or amendment of any provision of this Agreement will be effective only if in writing and signed by authorized representatives of both Parties. All Exhibits to this Agreement are hereby incorporated herein by this reference. For avoidance of doubt, the Collaboration Agreement shall remain in full force and effect.

8.8.	Headings; Interpretation. Section headings hereof are for convenience and reference only and will not affect the interpretation hereof. The words “include” and “including” will be deemed to be followed by the phrase “but not limited to,” “without limitation” or words of similar import.

8.9.	No Third Party Beneficiaries. Except as otherwise provided in this Agreement, this Agreement is entered into solely between Aptar and Enteris and will not be deemed to create any rights in any third parties or to create any obligations of either Party to any third party.

8.10.	Waiver. The failure by either Party to enforce any provision of this Agreement will not operate as, or be construed to be, a waiver of future enforcement of that or any other provision.

13

8.11.	Force Majeure. Neither Party will be responsible for any failure or delay in its performance under this Agreement (except for the payment of money) due to causes beyond its reasonable control, including labor disputes, strikes, lockouts, shortages of or inability to obtain labor, energy, raw materials or supplies, war, acts of terror, riot, acts of God or governmental action. The Party so affected will use commercially reasonable efforts to resume performance as soon as practicable.

8.12.	Counterparts. This Agreement may be executed in counterparts, and each such duly executed counterpart will be of the same validity, force and effect as the original, but all of which together will constitute one and the same instrument. Signature pages may

8.13.	Entire Agreement. This Agreement constitutes the complete and exclusive agreement between the Parties with respect to the subject matter hereof and supersedes all prior understandings and agreements, whether written or oral, with respect to the subject matter hereof. Any modification, waiver, or amendment of any provision of this Agreement will be effective only if in writing and signed by authorized representatives of the Parties.

8.14.	Governing Law. This Agreement (and any claim or controversy arising out of or relating to this Agreement) shall be governed by and construed, and all disputes relating to or arising out of this Agreement or the transactions contemplated hereby shall be resolved, in accordance with the Laws of the State of New York without giving effect to any choice or conflict of law provision or rule that would cause the application of the Laws of any jurisdiction other than the State of New York.

14

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed on their behalf by an authorized representative with effect from the Effective Date.

ENTERIS BIOPHARMA, INC.		APTARGROUP, INC.

By:	/s/ Paul Shields	By:	/s/ Patrick Jeukenne
Name: Paul Shields		Name: PATRICK JEUKENNE
Title: Chief Executive Officer		Title: VP Strategy, Business Development & Marketing

SWK HOLDINGS CORPORATION

By: /s/ Joe D. Staggs

Name: Joe D. Staggs

Title: Chief Executive Officer

15